CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-89720) of our report dated January 19, 1996 on the 1995, 1994 and 1993 consolidated financial statements of Auburn Bancorp and Subsidiary appearing in this Annual Report on Form 10-K for the year ended December 31, 1995.


                                        /s/  Perry-Smith & Co.,

                                        Certified Public Accountants

Sacramento, California
March 13, 1996


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